UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2008, we entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”). The Agreement provides that we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $54,000,000 (the “Shares”) from time to time through UBS, as sales agent. In exchange for its services as sales agent, we will pay UBS a commission equal to 4% of the gross sales price of the Shares sold. Under the terms of the Agreement, we may also sell Shares from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to UBS as principal would be pursuant to the terms of a separate terms agreement substantially in the form attached as Annex 1 to the Agreement. The terms of the Agreement do not obligate us to sell any minimum number of Shares through or to UBS.

The Agreement is filed as Exhibit 1.1 to this report, and the description of the Agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the Agreement into the shelf registration statement on Form S-3 (File No. 333-150855) previously filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None

(b)	Pro Forma Financial Information - None

(c)	Shell Company Transactions - None

(d)	Exhibits:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated June 12, 2008, between us and UBS Securities LLC, including the form of Terms Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 12, 2008

Hoku Scientific, Inc.

By:	/s/ Darryl S. Nakamoto
Darryl S. Nakamoto
Chief Financial Officer, Treasurer and Secretary